Exhibit 99.2
EDAC TECHNOLOGIES CORPORATION
Unaudited PRO-FORMA STATEMENT of OPERATIONS
For the Fiscal Year Ended January 3, 2009
Introduction
     On May 27, 2009, EDAC Technologies Corporation (“EDAC”) acquired certain assets and assumed certain liabilities of the MTU Aero North America, Inc. – Manufacturing Business Unit. The purchase price of $9.5 million was funded by a 5-year term note in the amount of $4,360,000 and a 10-year mortgage in the amount of $2,640,000. EDAC fixed the interest rates at 5.8% and 6.1% for the term note and mortgage, respectively. EDAC also issued a $2.5 million secured promissory note to the seller, due on May 27, 2012, with interest payable quarterly at 5% per annum. EDAC determined the purchase to be a bargain purchase as defined within Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, as the net fair value of the assets acquired and liabilities assumed exceeded the purchase price. As a result, based on the preliminary information available, EDAC has recognized a gain of $11.7 million, after deal expenses, as a result of the bargain purchase.
     The unaudited pro forma financial statements include all material pro forma adjustments necessary for their preparation, as required by Article 11 of Regulation S-X and, accordingly, do not assume any benefits from cost savings or synergies of operations of the combined company.
     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial statements do not purport to represent what EDAC’s financial condition or results of operations would actually have been had these transactions in fact occurred as of the dates indicated above or to project EDAC’s results of operations for the period indicated or for any other period.

	FISCAL YEAR
	EDAC	AERO	Pro-Forma
	2008	2008	Adjustments		Pro Forma

Sales	$44,676,668	$20,617,257	$ (1)	(186,283)	$65,107,642

			(1)	(186,283)
Cost of Sales	38,804,956	22,991,503	(2)	967,000	62,577,176

Gross Profit	5,871,712	(2,374,246)		(967,000)	2,530,466

Selling, General and Administrative Expenses	3,491,820	3,156,301			6,648,121

Income from Operations	2,379,892	(5,530,547)		(967,000)	(4,117,655)

Non-Operating Income (Expense):
Interest Expense	(630,913)	(525,389	(3)	(529,000)	(634,524)
Other	72,665	334,620			(261,955)

Income(Loss) before Provision For (Benefit from) Income Taxes	1,821,644	(5,721,316)		(1,496,000)	(5,014,134)

Provision (Benefit) for Income Taxes	683,286	—	(4)	(2,563,586)	(1,880,300)

Net Income (Loss)	$1,138,358	$(5,721,316)		$1,067,586	$(3,133,834)

Basic Income (Loss) Per Common Share:	$0.24				$(0.66)

Diluted Income (Loss) Per Common Share:	$0.23				$(0.66)

EDAC TECHNOLOGIES CORPORATION
UNAUDITED PRO-FORMA STATEMENT of OPERATIONS
For the Three Months Ended April 4, 2009

	Historical			Adjustments	Total
		AERO		Pro-Forma	Pro-Forma
	EDAC	ACTUAL		Adjustments	Total

Sales	$9,583,775	$5,854,429	(1)	$(26,856)	$15,411,348
Cost of sales	8,503,339	4,949,717	(1)	(26,856)	13,667,892
			(2)	241,692

Gross profit	1,080,436	904,712		(241,692)	1,743,456

Selling, general, and administrative expenses	861,256	588,226			1,449,482

Income from operations	219,180	316,486		(241,692)	293,974

Non-operating income/(expense):
Interest expense	(139,842)	(92,113)	(3)	(135,250)	(367,205)
Other	6,875	292,081			298,955

Income before income taxes	86,213	516,454		(376,942)	225,725

Provision for (benefit from) income taxes	29,800	—	(4)	46,043	75,843

Net income (loss)	$56,413	$516,454		$(422,985)	$149,882

Basic income (loss) per common share:	$0.01				$0.03
Diluted income (loss) per common share:	$0.01				$0.03

EDAC TECHNOLOGIES CORPORATION
Unaudited Pro-Forma Consolidated Balance Sheet
As of April 4, 2009

	Historical				Consolidated
	EDAC	AERO			Adjustments	Pro-Forma
ASSETS
CURRENT ASSETS:
Cash	$657,791		$220,507			$878,298
Accounts receivable (net of allowance for for doubtful accounts)	7,107,831		3,688,061	(5)	(26,856)	10,769,036
Inventories, net	9,130,132		9,641,949			18,772,081
Prepaid expenses and other current assets	227,200		292,446			519,646
Refundable income taxes	161,708					161,708
Deferred income taxes	983,298					983,298

Total current assets	18,267,960		13,842,963		(26,856)	32,084,067

PROPERTY, PLANT AND EQUIPMENT, at cost:	35,423,794		29,130,922	(6)	2,208,000	66,762,716
Less: accumulated depreciation	24,329,100		19,445,636			43,774,736

	11,094,694		9,685,286		2,208,000	22,987,980

DEFERRED INCOME TAXES	95,971					95,971

OTHER ASSETS:
Other	37,127					37,127
Deposits on machinery	1,754,800					1,754,800

	1,791,927		—		—	1,791,927

TOTAL ASSETS	$31,250,552		$23,528,249		$2,181,144	$56,959,945

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Equipment line of credit	$2,448,490	$				$2,448,490
Current portion of long-term debt	2,110,318					2,110,318
Trade accounts payable	2,816,566		2,621,088	(5)	(26,856)	5,410,798
Employee compensation and amounts withheld	1,264,594					1,264,594
Accrued expenses	341,646		2,767,089			3,108,735
Customer advances	289,747		461,120			750,867
Due to MTU Munich	—		17,420,373	(7)	(17,420,373)	—

Total current liabilities	9,271,361		23,269,670		(17,447,229)	15,093,802

LONG-TERM DEBT, less current portion	4,503,139			(8)	9,500,000	14,003,139

OTHER LIABILITIES	1,698,233					1,698,233

COMMITMENTS AND CONTINGENCIES	—		—			—

SHAREHOLDERS’ EQUITY:
Common Stock	12,063					12,063
Additional paid-in capital	10,989,549					10,989,549
Retained earnings	7,215,013		258,579	(9)	10,128,373	17,601,965

	18,216,625		258,579		10,128,373	28,603,577

Less: accumulated other comprehensive loss	2,438,806					2,438,806

Total shareholders’ equity	15,777,819		258,579		10,128,373	26,164,771

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$31,250,552		$23,528,249		$2,181,144	$56,959,945

EDAC Technologies Corporation
Notes to Unaudited Pro-Forma Financial Statements
The following numbered notes are referenced on the Unaudited Pro-Forma Balance Sheet and Statements of Operations. These unaudited pro-forma statements include historical balances for EDAC as of and for the fiscal quarter ended April 4, 2009 and for the fiscal year ended January 3, 2009 and the historical balances for AERO as of and for the quarter ended March 31, 2009 and the year ended December 31, 2008. The unaudited pro-forma financial statements are based upon the EDAC historical financial statements that were filed with the SEC in the EDAC Form 10-K on March 11, 2009, the EDAC Form 10-Q filed with the SEC on April 30, 2009, and the historical financial statements included elsewhere in this Form 8-K(A) for AERO, adjusted to give effect to the following items:
1. Elimination of sales transactions between EDAC and AERO.

	Fiscal year-ended January 3, 2009	Three-months ended April 4, 2009
Sales from EDAC to AERO	$11,217	$2,406
Sales from AERO to EDAC	175,066	24,450

Total	$186,283	$26,856
2. Depreciation was recalculated as AERO’s fixed assets were adjusted to reflect fair value in association with the purchase by EDAC. Machinery and Equipment (10 year useful lives) was increase by $8,609,210 and Buildings and Improvements (25 year useful lives) was increased $2,646,200. This increased depreciation expense by $967,000 and $241,856 in the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009, respectively.
3. Interest expense on the debt used to acquire AERO. EDAC borrowed $9.5 million in total, $7 million from their bank and $2.5 million from MTU. Interest was $529,000 and $135,250 for the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009, respectively.
4. Consideration for income taxes utilizing the tax rate that was applicable to EDAC for each period presented. The rates used were 37.5% and 33.6% for the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009. The tax expense (benefit) was $(2,706,663) and $46,043 for the fiscal year-ended January 3, 2009 and the three-month period ended April 4, 2009, respectively.
5. The elimination of accounts receivable and accounts payable on EDAC’s and Aero’s books of $26,856 as of April 4, 2009.
6. The plant, property and equipment were stepped up at purchase by $2,208,000.
7. The amounts Due to MTU Munich of $17,420,373 was eliminated as of April 4, 2009.
8. The debt ($9.5 million) taken on by EDAC for the purchase of AERO was added.
9. Reflects impact of bargain purchase as of the pro-forma date.
The unaudited pro-forma consolidated balance sheet as of April 4, 2009 gives effect to the transactions described above as if they occurred as of that date and the unaudited consolidated statements of operations for the fiscal year ended January 3, 2009 and the three months ended April 4, 2009 give effect to the transactions described above as if they occurred at the beginning of the respective periods.